EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S‐8 of our reports dated September 12, 2018, relating to the consolidated financial statements and financial statement schedule of Matrix Service Company, and the effectiveness of Matrix Service Company's internal control over financial reporting, appearing in Amendment No. 1 to the Annual Report on Form 10‐K/A of Matrix Service Company for the year ended June 30, 2018.

/s/ DELOITTE & TOUCHE LLP
Tulsa, Oklahoma
October 30, 2018